Exhibit 99.1

XPO Reports Second Quarter 2024 Results

GREENWICH, Conn. – August 1, 2024 – XPO (NYSE: XPO) today announced its financial results for the second quarter 2024. The company reported diluted earnings from continuing operations per share of $1.25, compared with $0.27 for the same period in 2023, and adjusted diluted earnings from continuing operations per share of $1.12, compared with $0.71 for the same period in 2023.

Second Quarter 2024 Summary Results

Three months ended June 30,	Revenue			Operating Income (Loss)
(in millions)	2024	2023	Change %	2024	2023	Change %
North American Less-Than-Truckload Segment	$1,272	$1,136	12.0%	$203	$129	57.4%
European Transportation Segment	808	781	3.5%	10	12	-16.7%
Corporate	-	-	0.0%	(16)	(34)	-52.9%
Total	$2,079	$1,917	8.5%	$197	$107	84.1%

Three months ended June 30,	Adjusted Operating Income(1)					Adjusted EBITDA(1)
(in millions)	2024		2023		Change %	2024	2023	Change %
North American Less-Than-Truckload Segment		$214		$142	50.7%	$297	$208	42.8%
European Transportation Segment		19		18	5.6%	49	46	6.5%
Corporate		NA		NA	NA	(3)	(10)	-70.0%
Total	$	NA	$	NA	NA	$343	$244	40.6%

Three months ended June 30,	Net Income(2)			Diluted EPS(3)
(in millions, except for per-share data)	2024	2023	Change %	2024	2023	Change %
Total	$150	$31	383.9%	$1.25	$0.27	363.0%

Three months ended June 30,	Diluted Weighted-Average Common Shares Outstanding		Adjusted Diluted EPS(1)(3)
(in millions, except for per-share data)	2024	2023	2024	2023	Change %
Total	120	118	$1.12	$0.71	57.7%

Amounts may not add due to rounding.

NA - Not applicable

(1) See the “Non-GAAP Financial Measures” section of the press release

(2) Net income from continuing operations

(3) Diluted earnings from continuing operations per share ("diluted EPS")

Mario Harik, chief executive officer of XPO, said, “We reported a strong second quarter of earnings growth, underpinned by a year-over-year increase in revenue of 9%. Companywide, we grew adjusted EBITDA by 41% and adjusted diluted EPS by 58%.

“In North American LTL, we continued to deliver service at record levels, with the best damage claims ratio in our history at 0.2%. This helped drive above-market yield growth, ex-fuel, of 9%, and a 3.4% increase in tonnage per day, with 4.5% more shipments per day. We also operated more cost efficiently, reducing purchased transportation and increasing labor productivity. As a result, we reported a 51% increase in adjusted operating income and improved our adjusted operating ratio by 440 basis points to 83.2%. In addition, we’ve now opened 14 of the 28 service centers we acquired in December, with another 10 expected this year.”

Harik continued, “Our strong performance demonstrates the steady progress we’re making toward becoming the LTL service leader in North America. We’ll continue to build our service offering, invest in capacity ahead of demand and operate more efficiently. This strategy is creating a long runway for future margin expansion.”

Second Quarter Highlights

For the second quarter 2024, the company generated revenue of $2.08 billion, compared with $1.92 billion for the same period in 2023. The year-over-year increase in revenue was due primarily to higher yield and tonnage per day in the North American LTL segment.

Operating income was $197 million for the second quarter, compared with $107 million for the same period in 2023. Net income from continuing operations was $150 million for the second quarter, compared with $31 million for the same period in 2023. The year-over-year increase in net income from continuing operations includes a one-time tax benefit of $41 million related to the reorganization of the company’s legal entities in the European business. Diluted earnings from continuing operations per share was $1.25 for the second quarter, compared with $0.27 for the same period in 2023.

Adjusted net income from continuing operations, a non-GAAP financial measure, was $135 million for the second quarter, compared with $83 million for the same period in 2023, and excludes the $41 million tax benefit. Adjusted diluted EPS, a non-GAAP financial measure, was $1.12 for the second quarter, compared with $0.71 for the same period in 2023.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, was $343 million for the second quarter, compared with $244 million for the same period in 2023.

The company generated $210 million of cash flow from operating activities in the second quarter, and ended the quarter with $250 million of cash and cash equivalents on hand, after $184 million of net capital expenditures.

Results by Business Segment

•	North American Less-Than-Truckload (LTL): The segment generated revenue of $1.27 billion for the second quarter 2024, compared with $1.14 billion for the same period in 2023. On a year-over-year basis, shipments per day increased 4.5%, tonnage per day increased 3.4%, and yield, excluding fuel, increased 9.0%. Including fuel, yield increased 7.8%.

Operating income was $203 million for the second quarter 2024, compared with $129 million for the same period in 2023. Adjusted operating income, a non-GAAP financial measure, was $214 million for the second quarter, compared with $142 million for the same period in 2023. Adjusted operating ratio, a non-GAAP financial measure, was 83.2%, reflecting a year-over-year improvement of 440 basis points.

Adjusted EBITDA for the second quarter 2024 was $297 million, compared with $208 million for the same period in 2023. The year-over-year increase in adjusted EBITDA was due primarily to higher yield, excluding fuel, and an increase in tonnage per day.

•	European Transportation: The segment generated revenue of $808 million for the second quarter 2024, compared with $781 million for the same period in 2023. Operating income was $10 million for the second quarter, compared with $12 million for the same period in 2023.

Adjusted EBITDA was $49 million for the second quarter 2024, compared with $46 million for the same period in 2023.

•	Corporate: The segment generated an operating loss of $16 million for the second quarter 2024, compared with a loss of $34 million for the same period in 2023. The year-over-year improvement in operating loss was due primarily to a $6 million reduction in transaction and integration costs and a $4 million reduction in restructuring costs.

Adjusted EBITDA, a non-GAAP financial measure, was a loss of $3 million for the second quarter 2024, compared with a loss of $10 million for the same period in 2023, reflecting a year-over-year improvement from the company’s continued rationalization of corporate overhead costs.

Conference Call

The company will hold a conference call on Thursday, August 1, 2024, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until August 31, 2024. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13747657.

About XPO

XPO, Inc. (NYSE: XPO) is a leader in asset-based less-than-truckload (LTL) freight transportation in North America. The company’s customer-focused organization efficiently moves 18 billion pounds of freight per year, enabled by its proprietary technology. XPO serves approximately 53,000 customers with 615 locations and 38,000 employees in North America and Europe, with headquarters in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on LinkedIn, Facebook, X, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release.

XPO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis and for corporate; adjusted EBITDA margin on a consolidated basis; adjusted net income from continuing operations; adjusted diluted earnings from continuing operations per share (“adjusted diluted EPS”); adjusted operating income for our North American Less-Than-Truckload and European Transportation segments; and adjusted operating ratio for our North American Less-Than-Truckload segment.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income from continuing operations, adjusted diluted EPS, adjusted operating income and adjusted operating ratio include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, stock-based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income from continuing operations and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expenses as set out in the attached tables.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions and shortages, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses to our customers’ demands; our ability to implement our cost and revenue initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; changes in expected growth in trade between the US and Mexico affecting demand; changes in the future needs of cross-border shippers; increased or decreased demand for cross-border LTL shipping; our ability to benefit from a sale, spin-off or other divestiture of one or more business units or to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from acquired companies; goodwill impairment; issues related to compliance with data protection laws, competition laws, and intellectual property laws; fluctuations in currency exchange rates, fuel prices and fuel surcharges; the expected benefits of the spin-offs of GXO Logistics, Inc. and RXO, Inc.; our ability to develop and implement suitable information technology systems; the impact of potential cyber-attacks and information technology or data security breaches or failures; our indebtedness; our ability to raise debt and equity capital; fluctuations in interest rates; seasonal fluctuations; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain key employees including qualified drivers; labor matters; litigation; and competition and pricing pressures.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Investor Contact

Brian Scasserra

+1 617-607-6429

brian.scasserra@xpo.com

Media Contact

Cole Horton

+1 203-609-6004

cole.horton@xpo.com

XPO, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	Change %	2024	2023	Change %
Revenue	$2,079	$1,917	8.5%	$4,097	$3,824	7.1%
Salaries, wages and employee benefits	854	783	9.1%	1,688	1,545	9.3%
Purchased transportation	436	444	-1.8%	874	901	-3.0%
Fuel, operating expenses and supplies	402	390	3.1%	814	817	-0.4%
Operating taxes and licenses	21	15	40.0%	40	30	33.3%
Insurance and claims	33	46	-28.3%	71	90	-21.1%
Gains on sales of property and equipment	(4)	(2)	100.0%	(5)	(5)	0.0%
Depreciation and amortization expense	122	107	14.0%	239	208	14.9%
Transaction and integration costs	12	17	-29.4%	26	39	-33.3%
Restructuring costs	6	10	-40.0%	14	34	-58.8%
Operating income	197	107	84.1%	335	165	103.0%
Other income	(6)	(3)	100.0%	(16)	(8)	100.0%
Debt extinguishment loss	-	23	-100.0%	-	23	-100.0%
Interest expense	56	43	30.2%	114	85	34.1%
Income from continuing operations before income tax provision	147	44	234.1%	237	65	264.6%
Income tax provision (benefit)	(3)	13	NM	20	17	17.6%
Income from continuing operations	150	31	383.9%	217	48	352.1%
Income (loss) from discontinued operations, net of taxes	-	2	-100.0%	-	(1)	-100.0%
Net income	$150	$33	354.5%	$217	$47	361.7%

Net income (loss)
Continuing operations	$150	$31		$217	$48
Discontinued operations	-	2		-	(1)
Net income	$150	$33		$217	$47

Basic earnings (loss) per share (1)
Continuing operations	$1.29	$0.27		$1.87	$0.42
Discontinued operations	-	0.01		-	(0.01)
Basic earnings per share	$1.29	$0.28		$1.87	$0.41
Diluted earnings (loss) per share (1)
Continuing operations	$1.25	$0.27		$1.81	$0.41
Discontinued operations	-	0.01		-	(0.01)
Diluted earnings per share	$1.25	$0.28		$1.81	$0.40

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	116	116		116	116
Diluted weighted-average common shares outstanding	120	118		120	117

Amounts may not add due to rounding.

NM - Not meaningful.

(1) The sum of quarterly earnings (loss) per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods.

XPO, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions, except per share data)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$250	$412
Accounts receivable, net of allowances of $45 and $45, respectively	1,088	973
Other current assets	210	208
Total current assets	1,548	1,593
Long-term assets
Property and equipment, net of $1,954 and $1,853 in accumulated depreciation, respectively	3,305	3,075
Operating lease assets	742	708
Goodwill	1,481	1,498
Identifiable intangible assets, net of $476 and $452 in accumulated amortization, respectively	392	422
Other long-term assets	262	196
Total long-term assets	6,182	5,899
Total assets	$7,729	$7,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$477	$532
Accrued expenses	772	775
Short-term borrowings and current maturities of long-term debt	64	69
Short-term operating lease liabilities	129	121
Other current liabilities	99	93
Total current liabilities	1,542	1,590
Long-term liabilities
Long-term debt	3,330	3,335
Deferred tax liability	364	337
Employee benefit obligations	88	91
Long-term operating lease liabilities	613	588
Other long-term liabilities	294	285
Total long-term liabilities	4,688	4,636

Stockholders’ equity
Common stock, $0.001 par value; 300 shares authorized; 116 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	-	-
Additional paid-in capital	1,322	1,298
Retained earnings	402	185
Accumulated other comprehensive loss	(225)	(217)
Total equity	1,499	1,266
Total liabilities and equity	$7,729	$7,492

Amounts may not add due to rounding.

XPO, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities of continuing operations
Net income	$217	$47
Loss from discontinued operations, net of taxes	-	(1)
Income from continuing operations	217	48
Adjustments to reconcile income from continuing operations to net cash from operating activities
Depreciation and amortization	239	208
Stock compensation expense	42	41
Accretion of debt	5	7
Deferred tax expense (benefit)	25	(6)
Gains on sales of property and equipment	(5)	(5)
Other	6	39
Changes in assets and liabilities
Accounts receivable	(135)	(64)
Other assets	(67)	(31)
Accounts payable	14	(57)
Accrued expenses and other liabilities	13	27
Net cash provided by operating activities from continuing operations	355	207
Cash flows from investing activities of continuing operations
Payment for purchases of property and equipment	(496)	(355)
Proceeds from sale of property and equipment	13	13
Net cash used in investing activities from continuing operations	(483)	(342)
Cash flows from financing activities of continuing operations
Proceeds from issuance of debt	-	1,977
Repurchase of debt	-	(2,003)
Repayment of debt and finance leases	(39)	(35)
Payment for debt issuance costs	(4)	(15)
Change in bank overdrafts	27	51
Payment for tax withholdings for restricted shares	(17)	(12)
Other	(1)	1
Net cash used in financing activities from continuing operations	(35)	(36)
Cash flows from discontinued operations
Operating activities of discontinued operations	-	(8)
Investing activities of discontinued operations	-	1
Net cash used in discontinued operations	-	(7)
Effect of exchange rates on cash, cash equivalents and restricted cash	-	5
Net decrease in cash, cash equivalents and restricted cash	(162)	(173)
Cash, cash equivalents and restricted cash, beginning of period	419	470
Cash, cash equivalents and restricted cash, end of period	$256	$297

Amounts may not add due to rounding.

North American Less-Than-Truckload Segment
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change %	2024	2023	Change %
Revenue (excluding fuel surcharge revenue)	$1,064	$940	13.2%	$2,075	$1,843	12.6%
Fuel surcharge revenue	208	196	6.1%	418	413	1.2%
Revenue	1,272	1,136	12.0%	2,493	2,256	10.5%
Salaries, wages and employee benefits	639	573	11.5%	1,252	1,128	11.0%
Purchased transportation	68	87	-21.8%	146	186	-21.5%
Fuel, operating expenses and supplies (1)	236	226	4.4%	479	474	1.1%
Operating taxes and licenses	16	12	33.3%	32	24	33.3%
Insurance and claims	20	33	-39.4%	41	61	-32.8%
Losses on sales of property and equipment	1	1	0.0%	3	2	50.0%
Depreciation and amortization	86	71	21.1%	168	139	20.9%
Transaction and integration costs	-	-	0.0%	1	-	NM
Restructuring costs	1	4	-75.0%	2	10	-80.0%
Operating income	203	129	57.4%	368	232	58.6%
Operating ratio (2)	84.1%	88.7%		85.2%	89.7%
Amortization expense	9	9		18	17
Transaction and integration costs	-	-		1	-
Restructuring costs	1	4		2	10
Adjusted operating income (3)	$214	$142	50.7%	$389	$259	50.2%
Adjusted operating ratio (3) (4)	83.2%	87.6%		84.4%	88.5%
Depreciation expense	77	62		150	122
Pension income	6	4		13	8
Other	-	-		-	1
Adjusted EBITDA (5)	$297	$208	42.8%	$551	$390	41.3%
Adjusted EBITDA margin (6)	23.3%	18.3%		22.1%	17.3%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)) using the underlying unrounded amounts.

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)) using the underlying unrounded amounts; adjusted operating margin is the inverse of adjusted operating ratio.

(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280.

(6) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

North American Less-Than-Truckload
Summary Data Table
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change %	2024	2023	Change %
Pounds per day (thousands)	72,658	70,290	3.4%	71,687	69,587	3.0%

Shipments per day	53,519	51,220	4.5%	52,460	50,159	4.6%

Average weight per shipment (in pounds)	1,358	1,372	-1.1%	1,367	1,387	-1.5%

Revenue per shipment (including fuel surcharges)	$370.98	$348.86	6.3%	$372.39	$352.40	5.7%

Revenue per shipment (excluding fuel surcharges)	$310.24	$288.75	7.4%	$309.91	$287.83	7.7%

Gross revenue per hundredweight (including fuel surcharges) (1)	$28.04	$26.01	7.8%	$27.92	$26.00	7.4%

Gross revenue per hundredweight (excluding fuel surcharges) (1)	$23.56	$21.63	9.0%	$23.35	$21.34	9.4%

Average length of haul (in miles)	847.8	836.7		848.1	834.1

Total average load factor (2)	22,884	22,822	0.3%	22,877	22,956	-0.3%

Average age of tractor fleet (years)	4.0	5.1

Number of working days	64.0	63.5		127.5	127.5

(1) Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with the company's revenue recognition policy.

(2) Total average load factor equals freight pound miles divided by total linehaul miles.

Note: Table excludes the company's trailer manufacturing operations. Percentages presented are calculated using the underlying unrounded amounts.

European Transportation Segment
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change %	2024	2023	Change %
Revenue	$808	$781	3.5%	$1,605	$1,568	2.4%
Salaries, wages and employee benefits	212	203	4.4%	428	406	5.4%
Purchased transportation	368	357	3.1%	728	715	1.8%
Fuel, operating expenses and supplies (1)	165	162	1.9%	335	337	-0.6%
Operating taxes and licenses	4	3	33.3%	8	6	33.3%
Insurance and claims	13	13	0.0%	27	28	-3.6%
Gains on sales of property and equipment	(5)	(3)	66.7%	(9)	(7)	28.6%
Depreciation and amortization	35	33	6.1%	70	65	7.7%
Transaction and integration costs	1	-	NM	1	1	0.0%
Restructuring costs	3	1	200.0%	11	8	37.5%
Operating income	$10	$12	-16.7%	$6	$9	-33.3%
Amortization expense	5	5		10	10
Transaction and integration costs	1	-		1	1
Restructuring costs	3	1		11	8
Adjusted operating income (2)	$19	$18	5.6%	$28	$28	0.0%
Depreciation expense	30	28		59	55
Adjusted EBITDA (3)	$49	$46	6.5%	$87	$83	4.8%
Adjusted EBITDA margin (4)	6.1%	6.0%		5.4%	5.3%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) See the “Non-GAAP Financial Measures” section of the press release.

(3) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280.

(4) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

Corporate
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change %	2024	2023	Change %
Revenue	$-	$-	0.0%	$-	$-	0.0%
Salaries, wages and employee benefits	3	7	-57.1%	8	11	-27.3%
Fuel, operating expenses and supplies	-	2	-100.0%	-	6	-100.0%
Operating taxes and licenses	-	-	0.0%	-	-	0.0%
Insurance and claims	-	-	0.0%	3	1	200.0%
Depreciation and amortization	1	3	-66.7%	2	4	-50.0%
Transaction and integration costs	11	17	-35.3%	24	38	-36.8%
Restructuring costs	1	5	-80.0%	1	16	-93.8%
Operating loss	$(16)	$(34)	-52.9%	$(39)	$(76)	-48.7%
Other income (expense) (1)	-	(1)		3	(1)
Depreciation and amortization	1	3		2	4
Transaction and integration costs	11	17		24	38
Restructuring costs	1	5		1	16
Adjusted EBITDA (2)	$(3)	$(10)	-70.0%	$(8)	$(19)	-57.9%

Amounts may not add due to rounding.

(1) Other income (expense) consists of foreign currency gain (loss) and other income (expense).

(2) See the “Non-GAAP Financial Measures” section of the press release.

XPO, Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change %	2024	2023	Change %
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
Net income from continuing operations	$150	$31	383.9%	$217	$48	352.1%
Debt extinguishment loss	-	23		-	23
Interest expense	56	43		114	85
Income tax provision (benefit)	(3)	13		20	17
Depreciation and amortization expense	122	107		239	208
Transaction and integration costs	12	17		26	39
Restructuring costs	6	10		14	34
Adjusted EBITDA (1)	$343	$244	40.6%	$631	$454	39.0%
Revenue	$2,079	$1,917	8.5%	$4,097	$3,824	7.1%
Adjusted EBITDA margin (1) (2)	16.5%	12.7%		15.4%	11.9%

Amounts may not add due to rounding.

(1) See the “Non-GAAP Financial Measures” section of the press release.

(2) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

XPO, Inc.
Reconciliation of Non-GAAP Measures (cont.)
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Reconciliation of Net Income from Continuing Operations and Diluted Earnings Per Share from Continuing Operations to Adjusted Net Income from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations
Net income from continuing operations	$150	$31	$217	$48
Debt extinguishment loss	-	23	-	23
Amortization of acquisition-related intangible assets	14	14	28	27
Transaction and integration costs	12	17	26	39
Restructuring costs	6	10	14	34
Income tax associated with the adjustments above (1)	(6)	(12)	(12)	(23)
European legal entity reorganization (2)	(41)	-	(41)	-

Adjusted net income from continuing operations (3)	$135	$83	$232	$148

Adjusted diluted earnings from continuing operations per share (3)	$1.12	$0.71	$1.93	$1.27

Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	120	118	120	117

Amounts may not add due to rounding.

(1) This line item reflects the aggregate tax benefit of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:

Debt extinguishment loss	$-	$5	$-	$5
Amortization of acquisition-related intangible assets	3	3	7	6
Transaction and integration costs	1	2	3	5
Restructuring costs	1	2	3	7
	$6	$12	$12	$23

Amounts may not add due to rounding.

The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, non-deductible compensation, and contribution- and margin-based taxes.

(2) Reflects a tax benefit recognized in the second quarter of 2024 related to a legal entity reorganization within our European Transportation business.

(3) See the "Non-GAAP Financial Measures" section of the press release.